PROMEDCO MANAGEMENT COMPANY
EXHIBIT 11
Computation of Per Share Earnings


                                                              Three Months Ended             Six Months Ended
                                                                   June 30,                      June 30,
                                                          --------------------------    ---------------------------
                                                             1999           1998            1999           1998
                                                          -----------    -----------    -----------     -----------
BASIC
     Weighted average shares outstanding                    20,532,275     17,322,667     20,786,647      15,068,166
     Contingently issuable shares in business
       combinations                                            335,055        518,454        376,613         715,507
                                                        --------------  -------------  -------------   -------------
     Number of common shares outstanding                    20,867,330     17,841,121     21,163,261      15,783,673
                                                        ==============  =============  =============   =============

DILUTED
     Weighted average shares outstanding                    20,532,275     17,322,667     20,786,647      15,068,166
     Contingently issuable shares in
         business combinations                                 335,055        518,454        376,613         715,507
     Net common shares issuable on exercise of
         certain stock options and warrants (1)              1,586,728      2,713,668      1,669,806       2,727,004
     Other dilutive securities                                 117,481          -            118,742           -
                                                        --------------  -------------  -------------   -------------
     Number of common shares outstanding                    22,571,539     20,554,789     22,951,808      18,510,677
                                                        ==============  =============  =============   =============


(1) Net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method